Exhibit 99-B.8.73

Amendment to ING Partners, Inc.

Shareholder Servicing Agreement
Service Class Shares

This Amendment is dated as of the 29th day of April, 2005 by and between ING Partners, Inc. (the "Fund") and ING Life Insurance and Annuity Company (the "Service Organization") (collectively, the "Parties").

WHEREAS, the Parties entered into a Shareholder Servicing Agreement on November 27, 2001, as amended (the "Agreement");

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1. By replacing the existing Amended Schedule A with the Amended Schedule A attached hereto.

2. All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.

By: /s/ Robert S. Naka
Name: Robert S. Naka Title: Senior Vice President

ING Life Insurance and Annuity Company

By: /s/ Laurie M. Tillinghast
Name: Laurie M. Tillinghast
Title: Vice President

AMENDED SCHEDULE A

Service Class shares of the following ING Partners, Inc. portfolios:

Annual Rate
ING American Century Large Company Value Portfolio	___%
ING American Century Select Portfolio	___%
ING American Century Small Cap Value Portfolio	___%
ING Baron Small Cap Growth Portfolio	___%
ING Fidelity® VIP Contrafund® Portfolio	___%
ING Fidelity® VIP Equity-Income Portfolio	___%
ING Fidelity® VIP Growth Portfolio	___%
ING Fidelity® VIP Mid Cap Portfolio	___%
ING Fundamental Research Portfolio	___%
ING Goldman Sachs® Capital Growth Portfolio	___%
ING Goldman Sachs® Core Equity Portfolio	___%
ING JPMorgan Fleming International Portfolio	___%
ING JPMorgan Mid Cap Value Portfolio	___%
ING MFS Capital Opportunities Portfolio	___%
ING OpCap Balanced Value Portfolio	___%
ING Oppenheimer Global Portfolio	___%
ING Oppenheimer Strategic Income Portfolio	___%
ING PIMCO Total Return Portfolio	___%
ING Salomon Brothers Aggressive Growth Portfolio	___%
ING Salomon Brothers Fundamental Value Portfolio	___%
ING Salomon Brothers Large Cap Growth Portfolio	___%
ING Solution 2015 Portfolio	___%
ING Solution 2025 Portfolio	___%
ING Solution 2035 Portfolio	___%
ING Solution 2045 Portfolio	___%
ING Solution Income Portfolio	___%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	___%
ING T. Rowe Price Growth Equity Portfolio	___%
ING UBS U.S. Large Cap Equity Portfolio	___%
ING Van Kampen Comstock Portfolio	___%
ING Van Kampen Equity and Income Portfolio	___%